UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Estrella Way
Burbank, California		91504
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 28, 2025, Entravision Communications Corporation (the "Company") entered into an executive compensation letter agreement with Juan Navarro (the "Compensation Letter"), pursuant to which he will continue to serve as the Company’s Chief Revenue Officer. This agreement replaces an employment agreement which was effective as of December 22, 2023.

The Compensation Letter provides for an initial base salary of $400,000 per year. Mr. Navarro is eligible to receive a target annual bonus equal to 60% of his base salary, determined in accordance with the Company’s Executive Cash Incentive Bonus Plan (the "Cash Plan"), and is also eligible for equity incentive grants under the Company’s equity incentive plans. Mr. Navarro is not a “covered executive” under the Cash Plan for fiscal year 2025, such that he will not receive a 2025 cash bonus under the Cash Plan.

Additionally, on May 28, 2025, the Company entered into a participation agreement with Mr. Navarro (the "Participation Agreement"), pursuant to which Mr. Navarro agrees to participate in the Company's previously-adopted Executive Severance and Change in Control Plan (the "Severance Plan") as a Group II executive. The Participation Agreement provides that, notwithstanding the language of the Severance Plan, if Mr. Navarro experiences a qualifying termination under the Severance Plan prior to December 31, 2026, then, solely for purposes of calculating severance payments under the Severance Plan, he will be deemed a “covered executive” for the year of termination under the Cash Plan.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Compensation Letter and the Participation Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2025, the Company held its annual meeting of stockholders (the “Annual Meeting”). As of the record date of April 17, 2025, there were a total of 81,623,559 shares of Class A common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 72,417,988 shares of Class A common stock were present in person or by proxy, representing a quorum.

At the Annual Meeting, the Company’s stockholders: (i) elected each of the eight persons listed below under “Election of Directors” to serve as a director of the Company until the 2026 annual meeting of the stockholders and until their successors are duly elected and qualified; (ii) ratified the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025; and (iii) approved, on an advisory, non-binding basis, the compensation of our named executive officers. The results of the voting at the Annual Meeting on each such matter are set forth below.

1. Election of Directors:

Name	For	Withheld	Broker Non-Votes
Paul Anton Zevnik	63,897,572	1,236,793	7,283,623
Gilbert R. Vasquez	52,683,901	12,450,464	7,283,623
Martha Elena Diaz	52,335,867	12,798,498	7,283,623
Fehmi Zeko	52,808,437	12,325,928	7,283,623
Thomas Strickler	64,429,698	704,667	7,283,623
Brad Bender	65,014,822	119,543	7,283,623
Michael Christenson	64,904,124	230,241	7,283,623
Lara Sweet	65,014,442	119,923	7,283,623

2. Ratification of the appointment of Deloitte & Touche, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Votes For	71,858,920
Votes Against	540,577
Abstentions	18,490
Broker Non-Votes	0

3. Approval of Executive Compensation (Non-Binding Advisory Resolution):

Votes For	64,660,236
Votes Against	413,560
Abstentions	60,569
Broker Non-Votes	7,283,623

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1†	Executive Compensation Letter Agreement effective as of May 27, 2025 by and between the Company and Juan Navarro
10.2†	Participation Agreement effective effective as of May 27, 2025 by and between the Company and Juan Navarro
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	June 2, 2025	By:	/s/ Michael Christenson
Michael Christenson, Chief Executive Officer